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                                                                    EXHIBIT 23.1

                        Consent Of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan and the 2001 Non-Employee Directors Stock Option Plan of AmeriSource Health Corporation of our report dated November 2, 2000 (except for Note 14, as to which the date is December 18, 2000), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report
(Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Philadelphia, PA
April 30, 2001